Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Provident Financial Services, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of Provident Financial Services, Inc. of our reports dated March 8, 2006 with respect to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Provident Financial Services, Inc, which is incorporated by reference in the Company’s Registration Statement on Form S-4, and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Short Hills, New Jersey

December 21, 2006